UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 25, 2015

ALKAME HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55267	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 25, 2015, we entered into an employment agreement with our executive officer and director, Robert Eakle, retroactive for the year ended 2015 (the “2015 Employment Agreement”).

Pursuant to the terms and conditions of the 2015 Employment Agreement with Mr. Eakle:

§	For the fiscal year ended December 31, 2015, we agreed to retain Mr. Eakle as Chief Executive Officer of our company and Mr. Eakle agreed to accept this senior officer position.
§	The term will encompass the fiscal year ended 2015.
§	Mr. Eakle shall receive an annual compensation of $120,000.
§	Mr. Eakle will received 1,000,000 shares of our newly created Series D Preferred Stock.
§	In the event of insufficient liquidity, Mr. Eakle will be allowed to receive any unpaid and accrued portion of his cash compensation in the form of common stock or Series D Preferred Stock, as he may choose.

On December 31, 2015, we entered into a consulting agreement with Kaufman & Associates Inc. (“Kaufman”) retroactive for the year ended 2015 (the “2015 Consulting Agreement”).

Pursuant to the terms and conditions of the 2015 Consulting Agreement with Kaufman:

§	For the fiscal year ended December 31, 2015, we agreed to retain Kaufman as a consultant and Kaufman agreed to act as a consultant.
§	The term will encompass the fiscal year ended 2015.
§	Kaufman shall receive an annual compensation of $120,000.
§	Kaufman will received 1,000,000 shares of our newly created Series D Preferred Stock.
§	In the event of insufficient liquidity, Kaufman will be allowed to receive any unpaid and accrued portion of his cash compensation in the form of common stock or Series D Preferred Stock, as it may choose.

The foregoing description of the 2015 Employment Agreement and 205 Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

On November 25, 2015, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series D Preferred Stock, consisting of up to four million (4,000,000) shares, par value $0.001.

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Under the Certificate of Designation, holders of Series D Preferred Stock will have liquidation preference over the holders of our common stock and preferred stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series D Preferred Stock are entitled to convert each share of Series D Preferred Stock into ten (10) shares of common stock. Holders of Series D Preferred Stock are also entitled to vote together with the holders of our common stock and other voting series of preferred stock on all matters submitted to shareholders at a rate of twenty-five thousand (25,000) votes for each share held. We are required to gain the 100% approval of all outstanding shares of Series D Preferred Stock to conduct any of the following corporate actions:

§	Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Convertible Preferred Stock;
§	Effect an exchange, reclassification, or cancellation of all or a part of the Series D Convertible Preferred Stock, but excluding a stock split or reverse stock split of our common stock or preferred stock;
§	Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series D Convertible Preferred Stock;
§	Alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series;
§	Amend, alter or repeal any provision of our Articles of Incorporation or Bylaws; or
§	Designate any new class of preferred stock, nor sell or issue in any way, shape or form, any additional shares of preferred stock other than shares in those classes of preferred stock already so designated.

The rights of the holders of Series D Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on November 25, 2015, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Items 1.01 and 3.03 is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 is incorporated into this Item 5.03 by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation for Series D Preferred Stock, dated November 24, 2015
10.1	Employment Agreement, dated November 25, 2015 with Robert Eakle
10.2	Consulting Agreement, dated November 25, 2015 with Kaufman

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkame Holdings, Inc.

/s/ Robert Eakle

Robert Eakle
Chief Executive Officer

Date: November 30, 2015

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